UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2014

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 4, 2014, Immunomedics, Inc. (the “Company”) entered into a Change in Control and Severance Agreement (the “Agreement”) with Peter P. Pfreundschuh, the Company’s Vice President, Finance and Chief Financial Officer. Capitalized terms not defined herein have the meaning ascribed to them in the Agreement.

The Agreement provides for severance benefits in the event that Mr. Pfreundschuh’s employment with the Company is terminated pursuant to either (i) an Involuntary Termination within twelve (12) months following a Change in Control, or (ii) a termination by the Company, other than for Cause, during the Pre-Closing Period. In the event of such termination, severance benefits for Mr. Pfreundschuh will include: (i) a lump sum payment equal to two (2) times the sum of Mr. Pfreundschuh’s annual Base Salary and Target Bonus; (ii) a lump sum payment equal to Mr. Pfreundschuh’s Target Bonus, pro-rated for the number of full and/or partial months of the year completed prior to termination; (iii) accelerated vesting of all outstanding Time-Based Equity Awards; and (iv) continuation of health care coverage for a specified period.

The foregoing description of the Change of Control and Severance Agreement is not complete, and is qualified in its entirety by reference to the Agreement filed as exhibit 10.1 herewith.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

10.1	Change in Control and Severance Agreement dated as of March 4, 2014, by and between the Company and Peter P. Pfreundschuh

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By:	/s/ Cynthia L. Sullivan
Name: Cynthia L. Sullivan
Title: President and Chief Executive Officer

Date: March 7, 2014